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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 1, 2007

                       MULTI-MEDIA TUTORIAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

       Delaware                          0-25758                 73-1293914
       --------                          -------                 ----------
(State of Incorporation)         (Commission File Number)      (IRS Employer
                                                             Identification No.)


                    1214 East 15th Street, Brooklyn, NY 11230
                   ------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (718) 758-3807
                                 --------------
              (Registrant's telephone number, including area code)





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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

      On October 1, 2007, Multi-Media Tutorial Services, Inc. (the "Company") terminated Sherb & Co., LLP ("Sherb"), as their independent registered certified public accountants. Sherb had been the Company's auditors since the year ended February 28, 2004. The Company has hired Conner & Associates, PC, to become auditors commencing for the quarter and six months ended August 31, 2007, during the fiscal year ended February 29, 2008. The reports of Sherb, on the Company's financial statements as of and for the fiscal years ended February 28, 2007, 2006, 2005 and 2004, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the fiscal years audited, and through October 1, 2007, there were no disagreements with Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Sherb's satisfaction, would have caused Sherb to make reference to the subject matter in connection with periods; and there were no reportable events as defined in Item 304 (a) (1) (iv) of Regulation S-B. During the years audited by Sherb, their audit reports contained an additional paragraph with regards to the Company continuing as a going concern. The Company's Board of Directors has chosen Conner & Associates, PC, as its new independent auditors and has authorized the termination of audit services by Sherb. The Company provided Sherb with a copy of the foregoing disclosures and requested Sherb to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated October 1, 2007, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (c)      Exhibits -

                   16.1   Letter, dated October 1, 2007 from Sherb & Co., LLP


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 1, 2007

                                         MULTI-MEDIA TUTORIAL SERVICES, INC.


                                         By: /s/ Barry Reichman
                                         ---------------------------------------
                                         Name: Barry Reichman
                                         Title: Chief Executive Officer and
                                         Chief Financial Chief Executive Officer